Exhibit 3.11
Visualant, Incorporated

INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA

AUTHORIZED: 1,785,714 SERIES C CONVERTIBLE PREFERRED SHARES,
$0.001 PAR VALUE PER SHARE

This Certifies That CLAYTON STRUVE

Is the owner of One Million Seven Hundred and Eighty Five Thousand, Seven Hundred and Fourteen (1,785,714) shares of Fully Paid and Non-Assessable Series C Convertible Preferred Stock, $0.001 Par Value of

Visualant, Incorporated

Transferable on the books of this Corporation in person or by an attorney upon surrender of this Certificate duly endorsed or assigned. This certificate and the shares represented hereby are subject to the laws of the State of Nevada and to the Articles of Incorporation and the Bylaws of the Corporation, as now or hereafter amended.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by the facsimile signatures of its duly authorized officers.

/s/ Ronald P. Erickson	/s/ Ronald P. Erickson
Chief Executive Officer	Chief Financial Officer

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND, ACCORDINGLY, MAY NOT BE TRANSFERRED UNLESS (I) SUCH SECURITIES HAVE BEEN REGISTERED FOR SALE PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, (II) SUCH SECURITIES MAY BE SOLD PURSUANT TO RULE 144, OR (III) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSFER MAY LAWFULLY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

Visualant, Incorporated

The following abbreviations when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws of regulations:

TEN COM-	as tenants in common	UNIF GIFT MIN ACT- Custodian
TEN ENT-	as tenants by the entities	(Cust) (Minor)
JT TEN-	as joint tenants with the right
of survivorship and not as
tenants in common

Additional abbreviations may also be used though not in the above list		Act_______________
(state)

PLEASE INSERT SOCIAL SECURITY OR OTHER
       IDENTIFYING NUMBER OF ASSIGNEE

FOR VALUE RECEIVED, ________________________________________ hereby sell, assign, and transfer unto

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE

____________________________________________________________________________________________________________ Shares Of the Preferred Stock represented by the within Certificate and do hereby irrevocably constitute and appoint ____________________________________________________________________________ Attorney to Transfer the said stock on the books of the within-named Corporation, with full power of substitution in the premises.

Dated: ______________ 20___________	Signature: X

Signature(s) Guaranteed:	Signature: X

THE SIGNATURES TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THIS CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER. THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTIONS (Banks, Stockbrokers, Savings and Loan Associations and Credit Unions) WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15.